UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2024

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39608	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Park Blvd, Suite 1200 Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

(888) 637-7770

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INTZ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

Pursuant to a privately-negotiated agreement dated December 30, 2024, by and between Streeterville Capital, LLC, a Utah limited liability company, and the Company, the Company agreed to exchange 1,230 shares of Series A Preferred (the “Preferred Shares”) for 626,388 shares of Company’s common stock, par value $0.01 per share (the “Exchange Shares”), according to the terms and conditions of an Exchange Agreement. The fair value of the Exchange is $1,353,000 and represents fair value to the Company for the Exchange Shares. The issuance of the Exchange Shares is pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

Pursuant to a privately-negotiated agreement dated December 30, 2024, by and between Streeterville Capital, LLC, a Utah limited liability company, and the Company, the Company agreed to exchange 2000 shares of Preferred Shares for 614,525 Exchange Shares, according to the terms and conditions of an Exchange Agreement. The fair value of the Exchange is $2,200,000 and represents fair value to the Company for the Exchange Shares. The issuance of the Exchange Shares is pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

Pursuant to a privately-negotiated agreement dated December 31, 2024, by and between Streeterville Capital, LLC, a Utah limited liability company, and the Company, the Company agreed to exchange 2,050 shares of Preferred Shares for 629,888 Exchange Shares, according to the terms and conditions of an Exchange Agreement. The fair value of the Exchange is $2,255,000 and represents fair value to the Company for the Exchange Shares. The issuance of the Exchange Shares is pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

Pursuant to a privately-negotiated agreement dated January 2, 2024, by and between Streeterville Capital, LLC, a Utah limited liability company, and the Company, the Company agreed to exchange 1,750 shares of Preferred Shares for 626,016 Exchange Shares, according to the terms and conditions of an Exchange Agreement. The fair value of the Exchange is $1,925,000 and represents fair value to the Company for the Exchange Shares. The issuance of the Exchange Shares is pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

Pursuant to a privately-negotiated agreement dated January 3, 2024, by and between Streeterville Capital, LLC, a Utah limited liability company, and the Company, the Company agreed to exchange 1,837 shares of Preferred Shares for 667,117 Exchange Shares, according to the terms and conditions of an Exchange Agreement. The fair value of the Exchange is $2,020,700 and represents fair value to the Company for the Exchange Shares. The issuance of the Exchange Shares is pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

Total common shares outstanding following the exchange of Series A Preferreed as detailed above and the sale of shares pursuant to the ATM program as of the January 3, 2025 is 16,885,394.

ITEM 7.01	REGULATION FD.

B. Riley Securities, Inc. acts as sales agent for the Company’s ATM program, which allows the Company to potentially sell up to $50.0 million of the Company’s common stock using a shelf registration statement on Form S-3 filed on August 5, 2021. On March 31, 2023, the date the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, the Company became subject to the offering limits in General Instruction I.B.6 of Form S-3. As a result, the Company filed a prospectus supplement to the prospectus relating to the registration of offerings under the program that reduced the amount the Company may sell to aggregate proceeds of up to $15 million. For the twelve months ended December 31, 2024, the Company received proceeds of approximately $9.8 million net of fees from the sale of common stock pursuant to the program. As of December 31, 2024, the Company has received proceeds of approximately $22.0 million net of fees from the sales of 7.5 million shares of common stock since the inception of the program.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1	Exchange Agreement, dated December 30, 2024
99.2	Exchange Agreement, dated December 30, 2024
99.3	Exchange Agreement, dated December 31, 2024
99.4	Exchange Agreement, dated January 2, 2025
99.5	Exchange Agreement, dated January 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Intrusion, Inc.

Dated: January 3, 2025	By:	/s/ Kimberly Pinson
Kimberly Pinson
Chief Financial Officer

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